EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-136500, 333-115973, 333-103310, 333-85321, 333-51200, 33-80838, 33-50510, 33-41515, 33-41509, 33-39091, 33-21092) of CyberOptics Corporation of our report dated March 7, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 7, 2008